Exhibit 16.1

May 5, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of A.C.T. Holdings, Inc. (formerly Two Moons Kachinas, Corp.) pertaining to our firm included under Item 4.01 of Form 8-K dated May 4, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.